THOMPSON	ATLANTA CINCINNATI COLUMBUS NEW YORK
HINE	BRUSSELS CLEVELAND DAYTON WASHINGTON, D.C.

September 10, 2007

Catalyst Funds

630 Fitzwatertown Road

Building A, 2nd Floor

Willow Grove, PA 19090

Re:  Catalyst Funds, File Nos. 811-21872; 333-145348

A legal opinion that we prepared was filed with Pre-Effective Amendment No. 1 to the Catalyst Funds Registration Statement  on Form N-14 (the "Legal Opinion").  We hereby give you our consent to incorporate by reference the Legal Opinion into Pre-Effective Amendment No. 2 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

Very truly yours,

/s/Thompon Hine LLP

THOMPSON HINE LLP